Exhibit 99.2
CT Communications, Inc.
Supplemental Information
First Quarter 2007

ILEC	1Q 2007	1Q 2006	% Change
Business Access Lines	28,306	28,241	0.2%
Residential Access Lines	76,684	81,630	(6.1%)
Gross Adds	2,740	2,936	(6.7%)
Disconnects	4,170	3,182	31.0%
Net (Losses)	(1,430)	(246)	(481.3%)
Monthly Churn Rate	1.3%	1.0%
Long Distance Penetration	81.1%	78.3%

Broadband - DSL Customers	24,031	19,042	26.2%
Gross Adds	2,985	2,754	8.4%
Disconnects	1,170	809	44.6%
Net Adds	1,815	1,945	(6.7%)
Monthly Churn Rate	1.7%	1.5%
Broadband - DSL Penetration of ILEC Lines	22.9%	17.3%

Broadband - High Speed Customers	86	72	19.8%
Gross Adds	9	7	27.8%
Disconnects	7	5	38.0%
Net Adds	2	2	4.5%
Monthly Churn Rate	2.7%	2.4%

Dial Up Customers	4,251	6,031	(29.5%)
Gross Adds	232	378	(38.6%)
Disconnects	698	869	(19.7%)
Net (Losses)	(466)	(491)	5.1%
Monthly Churn Rate	5.2%	4.6%

Wireless

Gross Adds	2,692	2,972	(9.4%)
Disconnects	2,043	1,965	4.0%
Net Adds	649	1,007	(35.6%)
Monthly Churn Rate	1.4%	1.4%
Subscriber ARPU	$42.84	$40.40	6.0%
Cell Sites	94	86	10.6%

CLEC	1Q 2007	1Q 2006	% Change
T-1/PRI Facility Based Lines	23,364	19,836	17.8%
B-1/R-1 Facility Based Lines	6,952	7,668	(9.3%)
Resale and UNE-P Lines	5,783	5,886	(1.7%)
Gross Adds	1,495	1,598	(6.4%)
Disconnects	1,011	754	34.1%
Net Adds	484	844	(42.7%)
Monthly Churn Rate	0.9%	0.8%
LD Penetration of CLEC Lines	62.6%	62.7%

Broadband - High Speed Customers	772	644	19.8%
Gross Adds	83	65	27.4%
Disconnects	62	45	38.0%
Net Adds	21	20	3.5%
Monthly Churn Rate	2.7%	2.4%

Greenfield

Business Lines	5,762	4,996	15.3%
Residential Lines	11,035	10,328	6.8%
Gross Adds	1,252	1,383	(9.5%)
Disconnects	1,074	988	8.7%
Net Adds	178	395	(54.9%)
Monthly Churn Rate	2.1%	2.2%
LD Penetration of Greenfield Lines	63.8%	59.3%

Broadband - DSL Customers	3,776	2,668	41.5%
Gross Adds	608	473	28.1%
Disconnects	320	214	49.8%
Net Adds	288	259	10.1%
Monthly Churn Rate	2.9%	2.8%
DSL Penetration of Greenfield Lines	22.3%	17.2%

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